Exhibit 99.1

News Release
For more information:
Cheryl Dallner    Tel:  503-819-4861
Cheryl.Dallner@WorkstreamInc.com

Ezra Schneier Tel: 407-475-5500  Ext. 709
Ezra.Schneier@workstreaminc.com

First Advantage Invests in Workstream Inc.

July 20, 2011....St. Petersburg, FL ... First Advantage, a leading global provider of talent acquisition and electronic data solutions, today announced that it has made a significant minority investment in Workstream Inc., headquartered in Maitland, Florida.   The investment in Workstream was announced by Todd Mavis, CEO of First Advantage.

Workstream is a supplier of talent acquisition and talent management solutions and services for employers.   The company’s Software as a Service (SaaS) solutions help employers manage critical issues relating to the performance, development and compensation of personnel.    Workstream’s innovative systems are delivered in a Software as a Service (SaaS) offering to employers in a range of market segments.

Commenting on the investment, John Long, Workstream CEO, said:  “We welcome the investment from First Advantage as we continue to execute on our business plan to build a leading software and technology-enabled services business.  We are focused on the critical needs of employers to match their talent strategy with their business strategy in key areas such as recruitment, performance, development and compensation management.   This strategic investment will help drive innovative business concepts and continued growth of Workstream’s offering.”

“First Advantage is an excellent, visionary company and this relationship will benefit Workstream going forward,” Long added, “There are potential ways to capitalize on innovative research resources and a powerful international distribution network.  This investment will help us move faster with our ambitious growth objectives.”

First Advantage supplies a range of human resource and legal support services.  These services are used by over ten thousand employers for the recruitment, screening, on-boarding and assessment of job applicants and current personnel.

Making the announcement, Todd Mavis, CEO of First Advantage, said:  “We are investing in Workstream for its high speed of innovation and entrepreneurial approach to bringing important solutions to the fast-growing human capital market.   The services offered to employers are complementary to our own and bring exciting potential opportunities for our business.”

In connection with the investment, Marc Bala, a Director of First Advantage and Principal with Symphony Technology Group, Palo Alto, California, will join the Workstream, Inc. Board of Directors.

***
About First Advantage
First Advantage combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of talent acquisition solutions including employment background screening, occupational health services, recruiting solutions, skills and behavioral assessments and business tax consulting services.  First Advantage is headquartered in St. Petersburg, FL and has offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

About Workstream
Based in Maitland, Florida, Workstream supplies technology solutions and services to help employers improve Talent Acquisition and Talent Management.   The company is a leader in Software as a Service (SaaS) solutions to help employers manage their workforces in areas such as recruitment, compensation, performance, total rewards, employee communication and hiring tax credits and incentives.   Additional information is available at www.workstreaminc.com.

Contact Information

Workstream
Cheryl Dallner – Cheryl.Dallner@WorkstreamInc.com – 503-819-4861

Ezra Schneier – Ezra.Schneier@WorkstreamInc.com – 407-475-5500  Ext 709

First Advantage
Paige Vesuvio -  TAS@FADV.com - 727-290-1000 ext. 2274

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission, including but not limited to those set forth under “Risk Factors” in Workstream’s annual report on Form 10-K.  The forward-looking statements herein reflect the company's expectations as at the date of this press release and are subject to change after this date.

2